(j)
                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated November 13, 2000 for the Kemper U.S. Growth and Income Fund in the Registration Statement (Form N-1A) of Kemper Securities Trust and its incorporation by reference in the related prospectus and statement of additional information of Kemper Equity Funds/Value Style filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 (File No. 333-42335) and in this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-08393).



                                                          /s/ERNST & YOUNG LLP

                                                          ERNST & YOUNG LLP




Chicago, Illinois
January 29, 2001